Exhibit 10.1

FOURTH AMENDMENT TO PROGRAM AGREEMENT

This FOURTH AMENDMENT (“Fourth Amendment”) to the September 19th, 2007, Program Agreement as previously amended (the “Agreement”) by and between Republic Bank & Trust Company (“Republic”), a Kentucky banking corporation, and Jackson Hewitt Inc. (“JHI”), a Virginia corporation, is effective as of the 30th day of June, 2010.

RECITALS

WHEREAS, Republic and JHI entered into the Agreement on September 19, 2007.

WHEREAS, Republic and JHI amended the Agreement on December 2, 2008, November 23, 2009, and December 29, 2009.

WHEREAS, Republic and JHI desire to Amend certain terms of the Agreement.

NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements set forth below and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Republic and JHI do hereby agree to amend the Agreement as follows:

AMENDMENTS

1.                                       Section 9.4(a) is modified to read as follows:

9.4                                 Termination by Republic.

(a)                                  Republic may, at its option, terminate this Agreement early by giving written notice of termination to JHI by September 30, 2010, which will terminate the Agreement with respect to the 2011 and 2012 Tax Seasons, or by June 30, 2011, which will terminate the Agreement with respect to the 2012 Tax Season.

2.                                       Republic and JHI enter into this Fourth Amendment only for the purposes stated herein.  Unless otherwise amended herein, all other terms and conditions of the Agreement remain unchanged and in full force and effect.

IN WITNESS WHEREOF, this Fourth Amendment has been executed and delivered by a duly authorized officer of each party as of the date set forth above.

REPUBLIC BANK & TRUST COMPANY		JACKSON HEWITT INC.

By:	/s/ William R. Nelson	By:	/s/ Daniel P. O’Brien

Name:	William R. Nelson	Name:	Daniel P. O’Brien

Title:	President – TRS	Title:	EVP & CFO